UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement.

On October 3, 2016 (the “Effective Date”), IFMI, LLC (“IFMI”), a majority owned subsidiary of Institutional Financial Markets, Inc., a Maryland corporation (the “Company”), entered into an Investment Agreement (the “Investment Agreement”), by and between IFMI and JKD Capital Partners I LTD (the “Investor”).  The Investor is owned by Jack J. DiMaio, the Chairman of the Company’s Board of Directors, and his spouse.

Pursuant to the Investment Agreement, the Investor agreed to invest up to $12,000,000 into IFMI (the “Investment”), $6,000,000 of which was paid by Investor to IFMI on the Effective Date.

In exchange for the Investment, IFMI agreed to pay to the Investor, in arrears following each calendar quarter during the term of the Investment Agreement, an amount equal to 50% of the difference between (i) the revenues generated during such quarter by the activities of the Institutional Corporate Trading business of J.V.B. Financial Group, LLC, IFMI’s wholly owned broker dealer subsidiary (“JVB”), and (ii) certain expenses incurred by the Institutional Corporate Trading business during such calendar quarter (each such quarterly payment, an “Investment Return Payment”).

The term of the Investment Agreement commenced on the Effective Date and will continue until a Redemption (as defined below) occurs, unless the Investment Agreement is earlier terminated.

The Investor may terminate the Investor Agreement (i) upon 90 days’ prior written notice to IFMI if IFMI or its affiliates modify any of their policies or procedures governing the operation of their businesses or change the way they operate their business and such modification has a material adverse effect on the amounts payable to the Investor under the Investment Agreement; or (ii) upon 60 days’ prior written notice to IFMI  if the employment of Lester Brafman, the Company’s Chief Executive Officer, is terminated.  IFMI may terminate the Investment Agreement upon 60 days’ prior written notice to the Investor if Mr. DiMaio ceases to control the day-to-day operations of the Investor.

Upon a termination of the Investment Agreement, IFMI will pay to the Investor an amount equal to the “Investment Balance” (as such term is defined in the Investment Agreement) as of the day prior to such termination.

At any time following the third anniversary of the Effective Date, the Investor or IFMI may, upon two months’ notice to the other party, cause IFMI to pay (a “Redemption”) to the Investor an amount equal to the “Investment Balance” (as such term is defined in the Investment Agreement) as of the day prior to such Redemption.

If IFMI or JVB sells JVB’s Institutional Corporate Trading business to any unaffiliated third party, and such sale is not part of a larger sale of all or substantially all of the assets or equity securities of IFMI or JVB, IFMI will to pay to the Investor an amount equal to 25% of the net consideration paid to IFMI in connection with such sale, after deducting certain amounts and certain expenses incurred by IFMI or JVB in connection with such sale.

The Investment Agreement contains customary representations and warranties on the part of each of IFMI and the Investor.

The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

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Item 2.03.                              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.                                        Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit
Number	Description

10.1*	Investment Agreement, dated October 3, 2016, by and between IFMI, LLC and JKD Capital Partners I LTD

*           Filed electronically herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: October 4, 2016	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

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